UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2015

GFI GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34897	80-0006224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Water Street
New York, NY	10041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 968-4100

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13.e-4(c)

Item 4.01.    Change in Registrant’s Certifying Accountant.

On July 2, 2015, the Audit Committee of the Board of Directors of GFI Group Inc. (the “Company”) engaged Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for the year ending December 31, 2015. E&Y is currently the auditor of BGC Partners, Inc. (“BGC”). In February 2015, BGC completed a tender offer for the Company and now controls approximately 67% of the Company. BGC currently consolidates the financial statements of the Company and the Company believes the change in auditors will be more efficient for reporting purposes. In connection with the engagement of E&Y, on July 2, 2015 the Company dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm.

The reports of PwC on the Company’s financial statements for the fiscal years ended December 31, 2014 and 2013 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended December 31, 2014 and 2013 and through July 2, 2015, there have been (i) no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of PwC would have caused them to make reference thereto in their reports on the financial statements for such years and (ii) no reportable events (as defined in S-K 304(a)(1)(v)).

The Company provided PwC a copy of the above disclosures and has requested that PwC furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated July 2, 2015, is filed as Exhibit 16.1 to this Form 8-K.

During the fiscal years ended December 31, 2014 and 2013, and the subsequent interim period through July 2, 2015, the Company has not consulted with E&Y regarding any of the matters described in S-K 304(a)(2)(i) or S-K 304(a)(2)(ii).

Item 9.01.    Financial Statements and Exhibits

(d)  Exhibits:

Exhibit	Description

16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission dated July 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GFI GROUP INC.

Date: July 6, 2015	By:	/s/ James A. Peers
	Name:	James A. Peers
	Title:	Chief Financial Officer